ALKAME HOLDINGSALKAME HOLDINGS, INC. & XTREME TECHNOLOGIES, INC.

STOCK PURCHASE DEFINITIVE AGREEMENT

AGREEMENT made April 21st, 2014, by and between Alkame Holdings, Inc., a Nevada corporation (“Buyer”), and Xtreme Technologies, Inc., an Idaho corporation (the “Company”).

WHEREAS, the Company is a C corporation with approximately 10,226,315 shares of common stock outstanding, representing 100% of the capital stock of the Company (the “Company Shares”); and

WHEREAS, Buyer desires to purchase, and Company desires to sell, all of the Shares in a transaction the parties intend to qualify as a tax free reorganization under Section 368 of the Internal Revenue Code ; and

WHEREAS, Company has already obtained approval from its directors and shareholders to consummate this transaction in accordance with the terms and conditions set forth in a Letter of Intent, executed by the parties on or about August 22, 2013 (“Letter of Intent”);

WHEREAS, the Company has outstanding indebtedness to Mt. West Bank, DLS Living Trust and to three of the Company’s major shareholders (the “Company Obligations”), which Buyer and Company desire to eliminate from the Company’s balance sheet concurrent with the purchase and sale of the Company Shares (as defined below).

NOW, THEREFORE, it is hereby mutually agreed as follows:

1.                   Sale and Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing, as hereinafter defined, the Company shall sell to Buyer, and Buyer shall purchase from the Company, all of the outstanding shares of Company (the “Company Shares”). Prior to the Closing, the Company shall issue and deliver the certificates representing the Company Shares, to Buyer, free and clear of any liens, claims and encumbrances outside of normal SEC restrictions.

2.                   Purchase Price and Payments on Company Obligations.

The Purchase Price for the Company Shares is $2,000,000.00 (subject to increase as set forth below in Paragraph 3), payable as follows:

a)                   A cash payment of $50,000.00 has been previously paid as a non-refundable deposit and is held in a client trust account at Owens & Crandall, PLLC, and upon the execution of this Agreement, said deposit shall be remitted to Company;

b)                   An additional cash payment of $525,000.00 shall be paid by wire transfer on or before the Closing Date and delivered to Owens & Crandall, PLLC trust account along with the initial cash payment of $50,000.00 already remitted to Company, the following Company Obligations shall be paid, removing such obligations from the Company’s balance sheet:

Description Approximate Balance

1.	Mountain West Bank loan #47006730	$125,576.78
2.	Mountain West Bank loan #47006722	$152,275.70
3.	DLS Living Trust	$114,682.00
4.	Jeff Crandall	$51,720.00
5.	John Marcheso	$51,720.00
6.	Michael Bibin	$51,720.00
7.	Keith Fuqua	$16,000.00
8.	Owens & Crandall, PLLC	$11,305.52*
	Total	$575,000.00

*any balance remaining after the pay-offs listed above are made shall be allocated towards the payment of seller’s legal fees and costs incurred in connection with this transaction.

and

c)                   The balance of $1,425,000.00 shall be payable by the issuance of shares of Buyer’s Series C Preferred Stock with a stated value of $1.00 per share to be divided pro rata among the Company’s shareholders of record as of the Closing Date. The Series C Preferred Stock shall include an option to convert such shares of Series C Preferred Stock into the Buyer’s Common Stock at the closing price of Buyer’s common stock, as quoted on the OTCQB; and

d)                   Buyer acknowledges that Robert Thomas, one of the Company’s previous officers and directors, holds outstanding options to purchase up to 1,009,000 shares of Company common stock at the price of $.10/share. At the Closing, pursuant to Idaho law, the Company shall notify Mr. Thomas of his 30-day right to exercise any or all of his remaining options. If he elects to exercise any of his options within such 30-day period, Buyer agrees to issue additional shares of Buyer’s Series B Preferred Stock in exchange for such Company shares, at a value equal to the share exchange value paid for the Company Shares acquired hereunder. Buyer shall have the right to receive all of the consideration paid by Mr. Thomas for such shares. If Mr. Thomas fails to exercise the option within such 30-day period, all of his options expire and are of no further value. At Closing, Company agrees to provide Seller with written evidence that all other outstanding options have been relinquished or otherwise terminated.

3.                   The Closing; Purchase Price Increase.

(a)                    The Closing shall be tentatively held at the offices of Xtreme Technologies, Inc., 1149 N. Warren St., Hayden, ID 83835 at 10:00 am on or before Friday, May 27th, 2014, or electronically and both parties consider it valid and binding. (the "Closing Date").

(b)                    If Buyer fails to make the full Purchase Price payment on or before the Closing Date, then the parties agree that the Purchase Price shall increase by the amount of $50,000.00 per month for each successive month thereafter for a maximum of three (3) months (“Extension Payments”). In addition, Buyer shall be required to make an additional non-refundable deposit of $50,000.00 on or before the Closing Date and for each successive month after the Closing Date, in order to keep this Agreement from terminating. In any and all events, this Agreement shall terminate on August 9, 2014 if the entire Purchase Price and all applicable Extension Payments and deposits have not been paid by Buyer, and upon termination, Company shall be entitled to retain all deposits and other payments received from Buyer.

(c)                     Between the date of this Agreement and the Closing Date, the parties agree that the business of the Company shall be conducted only in the ordinary course, except that the signatories on the Company's bank accounts shall be changed such that each check written by the Company over $500.00 shall require the signature of a representative of Buyer and a representative of the Company. The Company shall use its best efforts between the date of this Agreement and the Closing Date to preserve the Company's business organization, to keep available the services of the Company's present officers and employees, and to preserve the good will of the Company's suppliers, customers and others having business relations with it. The Company shall afford to Buyer and its authorized representatives full access during normal business hours to all properties, books, records, contracts and documents of the Company and a full opportunity to make such reasonable investigations as they shall desire to make of the Company, and the Company shall furnish or cause to be furnished to Buyer and its authorized representatives all such information with respect to the affairs and businesses of the Company as Buyer may reasonably request.

(d)                    At the Closing, in addition to any other instruments or documents referred to herein:

(i)                      The Company shall deliver to Buyer, free and clear of any lien, claim or encumbrance, certificates representing the Company Shares purchased hereunder; outside of normal SEC restrictions and

(ii)                     Buyer shall deliver the cash portion of the Purchase Price as directed herein payable on the tentative Closing Date to the attorney’s escrow account until all of the conditions are met;

(iii)                   Buyer shall deliver the shares of Buyer’s Series B Preferred Stock to Sellers specified attorney escrow in Section 2(b) above;

(iv)                   The Company shall deliver audited financial statements and unaudited pro forma financial information at the time of signing this definitive agreement in accordance with the requirements of Rule 8-04 of Regulation S-X to be used by the Buyer in its filings with the U.S. Securities and Exchange Commission, The Sellers audit will need to be completed prior to the release of stock and cash from the escrow;

(v)                    The Company shall deliver to the Buyer non-disclosure agreements and non- compete agreements signed by the Jeffery J. Crandall, John N. Marcheso and Michael J. Bibin, the principal shareholders of the Company, in the form attached hereto as Exhibit “A” (Nondisclosure/Non- circumvention Agreement”);

(vi)                   Except for the options held by Robert Thomas (as described above in Paragraph 2(d)), the Company shall deliver to the Buyer written evidence that all outstanding options have been relinquished or otherwise terminated; and

(vii)                 The Company shall deliver to the Buyer written evidence that no shareholder has exercised dissenters rights (appraisal rights) under Idaho Code §§ 30-1-1301 through 30-1-1331.

2

4.A               Representations and Warranties of Company. Company represents and warrants to Buyer as follows:

(a)          Existence; Good Standing; Corporate Authority; Compliance With Law. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary. The states in which the Company is licensed or qualified to do business as a foreign corporation are listed on Schedule 4.A(a) hereof. The Company has all requisite corporate power and authority to own its properties and carry on its business as now conducted. The Company is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which the Company is a party or is subject, and the Company is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject. The Company has obtained all licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

(b)            Validity and Effect of Agreements. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of the Company enforceable in accordance with their terms. Except as set forth on Schedule 4(b), the execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not (i) require the consent of any third party, (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any part of the property of the Company pursuant to any provision of, any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which the Company is a party or by which it is bound, or violate or conflict with any provision of the Bylaws or Articles of Incorporation of the Company as amended to the date of this Agreement.

(c)           Capitalization. The Company has authorized capital stock as set forth on Schedule 4(c) of which those shares indicated on said Schedule 4.A(c) as outstanding and no more are presently issued and outstanding. Except for rights granted pursuant to this Agreement, and as set forth on Schedule 4(c), there are no outstanding rights, warrants, options, convertible debts, subscriptions, agreements or commitments giving anyone any right to require the Company to sell or issue, any capital stock or other securities. Except as set forth on Schedule 4(c), the Company has no subsidiaries and does not own nor is a holder of record and/or beneficially own any shares of any class in the capital of any other corporation or entity, and does not own any legal and/or beneficial interests in any partnerships, business trusts or joint ventures or in any other unincorporated trade or business enterprises.

(d)          Records. The corporate minute books of the Company to be delivered to Buyer at the Closing Date shall contain true and complete copies of the Articles of Incorporation, as amended to the Closing Date, Bylaws, as amended to the Closing Date, and the minutes of all meetings of directors and shareholders and certificates reflecting all actions taken by the directors or shareholders without a meeting, from the date of incorporation of the Company to the Closing Date.

(e)           Officers and Directors; Bank Accounts; Insurance. The officers and directors of the Company are as set forth in Schedule 4.A (e). Schedule 4(e) also sets forth (i) the name of each bank, savings institution or other person with which the Company has an account or safe deposit box and the names and identification of all persons authorized to drawn thereon or to have access thereto, (ii) a list of all insurance policies owned by the Company, together with a brief statement of the coverage thereof. All of such policies of insurance are maintained with financially sound and reputable insurance companies, funds or underwriters and are of the kinds and cover such risks and are in such amounts and with such deductibles and exclusions as are consistent with prudent business practice. All such policies (a) are in full force and effect and (b) are sufficient for compliance by the Company with all requirements of law and all agreements to which the Company is a party. The Company is not in default in any material respect with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any such insurance policies.

(f)          Financial Statements. The unaudited balance sheets and notes thereto of the Company as of December 31, 2013 and 2012 (hereinafter referred to as the "Year End Balance Sheets"), the unaudited statement of operations of the Company for the years ended December 31, 2013 and 2012 (hereinafter referred to as the "Year End Financial Statements") (collectively the "Financial Statements") fully and fairly set forth the financial condition of the Company as of the dates indicated, and the results of its operations for the periods indicated, in accordance with generally accepted accounting principles consistently applied, except as otherwise stated therein.

(g)             Undisclosed Liabilities. Except as described on Schedule 4A (g), the Company has no liabilities or obligations whatsoever, either accrued, absolute, contingent or otherwise, which are not reflected or provided for in the Financial Statements except (i) those arising after the date of the Year End Balance Sheets which are in the ordinary course of business, in each case in normal amounts and none of which is materially adverse; and (ii) which shall be disclosed to Buyer at Closing.

3

(h)            Absence of Certain Changes or Events since the Date of the Year End Balance Sheets. Except as described on Schedule 4.A (h), since the date of the Year End Balance Sheets, the Company has not:

(i)                   incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice, none of which is materially adverse, and except in connection with this Agreement and the transactions contemplated hereby;

(ii)                 discharged or satisfied any lien, security interest or encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

(iii)                mortgaged, pledged or subjected to any lien, security interest or other encumbrance any of its assets or properties (other than mechanic's, material man's and similar statutory liens arising in the ordinary course of business and purchase money security interests arising as a matter of law between the date of delivery and payment);

(iv)               transferred, leased or otherwise disposed of any of its assets or properties except for a fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquired any assets or properties;

(v)                 canceled or compromised any debt or claim, except in the ordinary course of business and consistent with past practice;

(vi)               waived or released any rights of material value;

(vii)              except pursuant to those contracts listed on Schedule 4(n) hereto, transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how;

(viii)            made or granted any wage or salary increase to any employee, entered into any employment contract with, or made any loan to, or entered into any material transaction of any other nature with, any officer or employee of the Company;

(ix)               entered into any material transaction, contract or commitment, except (i) contracts listed on Schedule 4(n) hereto and (ii) this Agreement and the transactions contemplated hereby;

(x)                 suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct business; or

(xi)               declared any dividends or bonuses, or authorized or affected any amendment or restatement of the Articles of Incorporation or Bylaws of the Company or taken any steps looking toward the dissolution or liquidation of the Company.

Between the date of this Agreement and the Closing Date, Shareholders will not cause the Company to do, without the prior written consent of Buyer, any of the things listed in subsections (i) through (xi) above.

(i)                   Taxes. The Company (i) has duly and timely filed or caused to be filed all federal, state, local and foreign tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it prior to the date of this Agreement which relate to the Company or with respect to which the Company or the assets or properties of the Company are liable or otherwise in any way subject, (ii) has paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under the laws and regulations pursuant to which such returns were filed), and (iii) has properly accrued for all such taxes accrued in respect of the Company or the assets and properties of the Company for periods subsequent to the periods covered by such returns. No deficiency in payment of taxes for any period has been asserted by any taxing body and remains unsettled at the date of this Agreement.

(j)                  Title to Company Shares. The Shares are duly authorized, validly issued, fully paid and nonassessable.

(k)                 Title to Property and Assets. The Company has good and marketable title to all of the properties and assets used by it in the conduct of its business (including, without limitation, the properties and assets reflected in the Financial Statements and those listed on Schedule 4.A(k) hereto, except any thereof since disposed of for value in the ordinary course of business and none of such properties or assets is, except as disclosed in the Financial Statements, subject to a contract of sale not in the ordinary course of business, or subject to security interests, mortgages, encumbrances, liens or charges of any kind or character.

(l)                 Condition of Personal Property. All tangible personal property, equipment, fixtures and inventories included within the assets of the Company or required to be used in the ordinary course of business are in good, merchantable or in reasonably repairable condition and are suitable for the purposes for which they are used. No value in excess of applicable reserves has been given to any inventory with respect to obsolete or discontinued products. All of the inventories and equipment, including equipment leased to others, are well maintained and in good operating condition.

4

(m)               Real Estate. Schedule 4.A (m) contains a list of all real property owned by the Company or in which the Company has a leasehold or other interest and of any lien, charge or encumbrance thereupon. Schedule 4A (m) also contains a substantially accurate description identifying all such real property and the significant rental terms (including rents, termination dates and renewal conditions). The improvements upon such properties and use thereof by the Company conform to all applicable lease restrictions, zoning and other local ordinances. The Company: (i) has not caused any releases of any Hazardous Substance (as defined herein) anywhere which requires remediation or clean-up pursuant to any Environmental Law (as defined herein), and (ii) has not disposed of Hazardous Substances anywhere except in compliance in all material respects with applicable Environmental Laws. The Company not has conducted or engaged in any operation or activity involving the use, storage or disposal of any Hazardous Substance except as authorized by applicable Environmental Laws. There is no pending or threatened, lawsuit, action, claim or proceeding by any third party alleging or asserting that either Company has violated or is about to violate any applicable Environmental Law. “Environmental Law” shall be defined as any judgment, decree, order, law, license, permit, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment. Hazardous Substance shall be defined as any hazardous waste, as defined by 42 U.S.C. 6903(5), any hazardous substance as defined by 42 U.S.C. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. 9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Laws.

(n)                 List of Contracts and Other Data. Schedule 4.A (n) sets forth the following:

(i)                   all patents and registrations for trademarks, trade names, service marks and copyrights which are unexpired as of the date of this Agreement and which are used in connection with the operation of the Company's business, as well as all applications pending on said date for patents or for trademark, trade name, service mark or copyright registrations, and all other proprietary rights, owned or held by the Company and which are reasonably necessary to, or used in connection with, the business of the Company,

(ii)                 all licenses granted by or to the Company and all other agreements to which the Company is a party and which relate, in whole or in part, to any items of the categories mentioned in (i) above or to other proprietary rights of the Company which are reasonably necessary to, or used in connection with, the business of the Company;

(iii)                all contracts, understandings and commitments (including, without limitation, mortgages, indentures and loan agreements) to which the Company is a party, or to which it or any of its assets or properties are subject and which are not specifically referred to in subsections (i) or (ii) above.

(iv)               the names and current annual compensation rates of all management employees of the Company; and

(v)                 all customer backlog which is represented by firm purchase orders, identifying the customers, products and purchase prices.

True and complete copies of all documents and complete descriptions of all oral understandings, if any, referred to in this Section 4A(n) have been provided or made available to Buyer and his counsel.

(o)                    Business Property Rights. (i) The property referred to in Section 4.A(n)(i) above, together with all designs, methods, inventions and know-how related thereto and all trademarks, trade names, service marks, and copyrights claimed or used by the Company which have not been registered (collectively "Business Property Rights"), constitute all such proprietary rights owned or held by the Company and which are reasonably necessary to, or used in the conduct of the business of the Company. The computer software and all related designs, methods, inventions and know-how constitute trade secrets of the Company within the meaning of all applicable laws, and the Company has taken all necessary steps required by law to protect these trade secrets as such. The Company owns or has valid rights to use all such Business Property Rights without conflict with the rights of others. No person or corporation has made or threatened to make any claims that the operation of the business of the Company is in violation of or infringes any Business Property Rights or any other proprietary or trade rights of any third party. No third party is in violation of or is infringing upon any Business Property Rights.

(p)                    No Breach or Default. Except as described on Schedule 4.A(p), the Company is not in default under any contract to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such contract. The Company has no reason to believe that the parties to such contracts will not fulfill their obligations under such contracts in all material respects or are threatened with insolvency.

(q)                 Labor Controversies. Schedule 4.A(q) sets forth the following:

(i)                   the names and current annual compensation rates of all employees of the Company; and

(ii)                 all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, profit-sharing plans, deferred compensation agreements, employee pension or retirement plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits to employees of the Company;

The Company is not a party to any collective bargaining agreement. There are not any controversies between the Company and any of its employees which might reasonably be expected to materially adversely affect the conduct of its business, or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending or threatened relating to its business, and there are not any organizational efforts presently being made or threatened involving any of the Company's employees. The Company has not received notice of any claim that the Company has not complied with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that the Company is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

5

(r)                      Litigation. There are no actions, suits or proceedings with respect to the Company involving claims by or against the Company which are pending or, to the Company’s best knowledge, threatened against any of them, whether individually or jointly, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. No basis for any action, suit or proceeding exists, and there are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which the Company has been named or to which the Company is a party, which apply, in whole or in part, to the business of the Company, or to any of the assets or properties of the Company or which would result in any material adverse change in the business or prospects of the Company.

(s)                     Potential Conflicts of Interest. No officer, director or stockholder of the Company or any affiliate of any of them (a) owns, directly or indirectly, any interest in (excepting not more than five percent (5%) stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any person or entity which is a competitor, lessor, lessee, customer or supplier of the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which the Company is using or the use of which is necessary for the business of the Company; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans and similar matters and agreements.

(t)                     Suppliers and Customers. Schedule 4.A(t) lists all of the suppliers and all of the customers the Companies during each of the last two fiscal years. The relationships of the applicable Company with such suppliers and customers are good commercial working relationships and, except as set forth on Schedule 4(t), no supplier or customer of material importance to the Company has cancelled or otherwise terminated, or threatened to cancel or otherwise to terminate, its relationship with the Company, or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials for use by the Company or its usage or purchase of the services or products of the Company except for normal cyclical changes related to customers’ businesses. No such supplier or customer intends to cancel or otherwise substantially modify its relationship with Company or to decrease materially or limit its services, supplies or materials to Company, or its usage or purchase of the services of the Company, and, the communication of the transactions contemplated hereby will not materially adversely affect the relationship of Buyer with any such supplier or customer.

(u)                 Accounts Receivable. All accounts and notes receivable reflected on the Year End Balance Sheets, and all accounts and notes receivable arising subsequent to the date of the Year End Balance Sheets, have arisen in the ordinary course of business, represent valid obligations owing to the Company and have been collected or are collectible in the aggregate recorded amounts thereof in accordance with their terms.

(v)                    Broker. Neither the Company nor any affiliate of the Company has retained, utilized or been represented by any broker, agent, finder or intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

(w)                   No Misrepresentation or Omission. No representation or warranty by the Company in this Section 4.A or in any other Section of this Agreement, or in any certificate or other document furnished or to be furnished by the Company pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to provide Buyer with accurate information as to the Company. The representations of the Company made in writing in connection with the transactions contemplated hereby (in each case except as affected by the transactions contemplated by this Agreement) shall survive the Closing and the transactions contemplated hereby.

4.B               Representations and Warranties of Buyer.

(a)              Existence; Good Standing; Corporate Authority; Compliance With Law. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

(b)            Validity and Effect of Agreements. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of Buyer enforceable in accordance with their terms. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not (i) require the consent of any third party, (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any part of the property of Buyer pursuant to any provision of, any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which Buyer is a party or by which any of them is bound, or violate or conflict with any provision of the Bylaws or Articles of Incorporation of the Buyer as amended to the date of this Agreement (other than agreements requiring to the increase in the authorized shares of the Buyer’s common stock, for which approval of Buyer’s shareholders is required).

6

5.                   Buyer's Conditions of Closing. The obligation of Buyer to purchase and pay for the Shares shall be subject to and conditioned upon the satisfaction at the Closing of each of the following conditions:

(a)            All representations and warranties of the Company contained in this Agreement and the Schedules hereto shall be true and correct at and as of the Closing Date, the Company shall have performed all agreements and covenants and satisfied all conditions on their part to be performed or satisfied by the Closing Date pursuant to the terms of this Agreement, and Buyer shall have received a certificate of the Company dated the Closing Date to such effect.

(b)                 There shall have been no material adverse change since the date of the Year End Balance Sheets in the financial condition, business or affairs of the Company, the Company shall not have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which substantially affects the value of its assets, properties or business, and Buyer shall have received a certificate of the Company dated the Closing Date to such effect.

(c)                     Neither any investigation of the Company nor the Schedules attached hereto or any supplement thereto nor any other document delivered to Buyer as contemplated by this Agreement, shall have revealed any facts or circumstances which materially impairs the Company or its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects.

(d)                    No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

(e)                     As of the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on the Company.

(f)                     The Company shall have delivered to Buyer audited financial statements and unaudited pro forma financial information in accordance with the requirements of Rule 8-04 of Regulation S-X to be used by the Buyer in its filings with the U.S. Securities and Exchange Commission;

(g)                     The Company shall deliver to the Buyer non-disclosure agreements and non-compete agreements signed by the Jeffery J. Crandall, John N. Marcheso and Michael J. Bibin, the principal shareholders of the Company, in the form attached hereto as Exhibit “A” (Nondisclosure/Non- circumvention Agreement”);

(h)                    Except for the options held by Robert Thomas (as described above in Paragraph 2(d)), the Company shall have delivered to the Buyer written evidence that all outstanding options have been relinquished or otherwise terminated; and

(i)                      The Company shall have delivered to the Buyer written evidence that no shareholder has exercised dissenters rights (appraisal rights) under Idaho Code §§ 30-1-1301 through 30-1-1331.

6.                   The Compan y’s and Selling Stockholder ’s Co nditions of Closing . The obligation of the Company to sell the Shares shall be subject to and conditioned upon the satisfaction at the Closing of each of the following conditions:

(a)                    All representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date, Buyer shall have performed all agreements and covenants and satisfied all conditions on its part to the performed or satisfied by the Closing Date pursuant to the terms of this Agreement, and the Company shall have received a certificate of Buyer dated the Closing Date to such effect.

(b)                    The approval and all consents from third parties and governmental agencies required to consummate the transactions contemplated hereby shall have been obtained.

(c)                     No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

(d)                    As of the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on the Company.

7.                   Consents and Approvals of Parties. (a) Each of the parties to this Agreement hereby consents to the transactions contemplated by this Agreement and hereby waives any right that any of the parties to this Agreement may have to object to the transactions contemplated by this Agreement or to claim any preemptive or other right by reason of such transactions, under any agreement or under the By-laws or the Articles of Incorporation of the Company.

(b) The Company shall provide Buyer with a Certificate of the Company evidencing that the transactions contemplated by this Agreement have been approved by the shareholders and Board of Directors of the Company at separate meetings of the shareholders and Board of Directors specially convened for that purpose.

7

8.                   Indemnification. (a) The Company agrees to indemnify and hold harmless Buyer against (i) any payment, loss, cost or expense (including reasonable attorney's fees) made or incurred by or asserted against Buyer and/or the Company at any time after the Closing Date in respect of any omission, misrepresentation, breach of warranty, or non-fulfillment of any term, provision, covenant or agreement on the part of the Company contained in this Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished pursuant to this Agreement; (ii) any actual or alleged liability (including, without limitation, any liability or alleged liability for cleanup, removal, remediation or other response costs or for death or injury to person or property) arising from (x) the violation by the Company of any Environmental Law on or prior to the Closing Date, (y) the release, emission, discharge or presence on or prior to the Closing Date of any Hazardous Substance, toxic pollutants or other chemical by-products onto, from or into any real property presently or formerly owned, leased or operated by the Company or any affiliate thereof or any predecessors in interest of any of them, or (z) the transportation by the Company or their subcontractors of any Hazardous Substance, toxic pollutant or other chemical by-product; (iii) any claim under or pursuant to any employee benefit plan or any liability under ERISA or the Internal Revenue Code with respect to any employee benefit plan or other benefit plan of any person that at any time prior to the Closing Date an employee or provided service to the Company; (iv) any claims for worker’s compensation relating to the period prior to the Closing Date.

(b) Buyer agrees to indemnify and hold harmless the Company and any of its officers and directors against any payment, loss, cost or expense (including reasonable attorney's fees) made or incurred by or asserted against them at any time after the Closing Date in respect of any omission, misrepresentation, breach of warranty, or non-fulfillment of any term, provision, covenant or agreement on the part of Buyer contained in this Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished pursuant to this Agreement

9.                   Termination and Abandonment. (a) The transactions contemplated herein may be terminated and/or abandoned at any time before or after approval thereof by the Company or Buyer, but not later than the Closing Date:

(i)          by mutual consent of the Company and Buyer;

(ii)          by Buyer on or before the Closing Date if any of the conditions provided for in Section 5 hereof for the benefit of such party shall not have been met and Company is unable to cure the alleged breach within 30 days of written notice thereof, which notice must describe the failed condition(s) in reasonable detail;

(iii)          by the Company on or before the Closing Date if any of the conditions provided for in Section 6 hereof for the benefit of such party shall not have been met and Buyer is unable to cure the alleged breach within 30 days of written notice thereof, which notice must describe the failed condition(s) in reasonable detail;

(b) In the event of termination and/or abandonment by the Company or Buyer, or all of them, pursuant to subsection (a) above, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action the Company or Buyer. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement; provided, however, that if Company terminates the transactions contemplated herein as a result of Buyer’s breach, as set forth above in subparagraph 9(a)(iii), the nonrefundable deposit of $50,000.00 shall be retained by Company, as agreed upon by the parties under the Letter of Intent.

10.                Attorneys' Fees. Company and Buyer shall each be responsible for its own attorneys' fees in connection with the negotiation and preparation of this Agreement.

11.                Further Assurances. The parties from time to time shall execute and deliver such additional documents and instruments and take such additional actions as may be necessary to carry out the transactions contemplated in this Agreement.

12.                Binding Effect. Subject to the provisions of this Section, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors and administrators; provided, however, that except as expressly provided in this Section neither party may assign its rights or delegate its obligations hereunder without the consent of the other parties.

13.                Confidentiality. Each party agrees that disclosure of the terms of this Agreement would be prejudicial to the interests of the parties hereto. Accordingly, each party agrees not to disclose the terms of this Agreement or the nature of any disputes or proceedings under this Agreement except to the extent required by law, as may be necessary to enforce such party's rights hereunder, for a party to obtain or renew bank financing, or as may be required by generally accepted accounting principles, in the opinion of Buyer’s independent certified public accountant, in Buyer’s financial statements or the notes thereto.

14                 Exclusive Dealing. Neither the Company nor any of Company’s officers or directors, directly or indirectly, through any representative or otherwise, will solicit or entertain offers from, negotiate or in any manner encourage, discuss, accept or consider any proposal from any other person relating to the acquisition, in whole or in part, of the assets of the Company, or its business whether directly or indirectly, through purchase, merger, consolidation, or otherwise. The Company will notify Buyer, immediately upon learning thereof, regarding any contact between the Company and their representatives or other person regarding any such offer or proposal.

8

15                 Disclosure Of Information

(a)            The Company acknowledges that, in the course of its relationship with Buyer, they have had access to certain confidential and/or non-public information pertaining to Buyer, including without limitation, trade secrets, know-how, formulas, marketing plans, financial information, processes, policies, formulas, creations, designs, materials, techniques, patents, technologies, compositions, improvements, ideas, specifications, or other information relating to Buyer. All information, and all documents, records, notebooks, drawings, photographs, and any repositories or representations of such information, in whatever form or media, and whether or not specifically labeled confidential, are hereinafter referred to as “Confidential Information". The Company, on behalf of themselves and each of their respective employees, agents, representatives, and affiliate, agrees that from the date hereof keep secret and confidential and shall not in any manner disclose or exploit any Confidential Information other than to those specific individuals who are required to obtain such Confidential Information for the purpose of performing their obligations under this Agreement. The Company agrees that they, and their respective employees, agents, representatives, and affiliates will hold in strict trust and confidence all such Confidential Information, that neither they nor any of their respective employees, agents, representatives, or affiliates will use such Confidential Information for any purposes whatsoever other than in the course of performance of their respective obligations under this Agreement. Neither the Company nor any of their respective employees, agents, representatives or affiliates shall copy, reproduce, sell, reveal, use or otherwise disclose any such Confidential Information to any persons or entity whatsoever except in the course of performance of their respective obligations under this Agreement.

(b)           Upon consummation of the transaction contemplated by this Agreement, the Company shall provide Buyer with all lists, books, records, files, documents, forms and similar items, and all copies thereof in its possession, which contain any Confidential Information.

16.7 Miscellaneous. (a) Any notice given hereunder shall be in writing and shall be conclusively presumed to have been given when delivered by hand or when deposited in the United States mail, certified mail, return receipt requested, postage prepaid, addressed to the parties at the addresses indicated in this Agreement. The address of any party hereto may be changed by giving notice thereof to all other parties hereto at any time.

(b)            This Agreement constitutes the entire agreement between the parties and supersedes all prior negotiations, understanding and agreements concerning the subject matter hereof. No modification hereof shall be binding upon any party unless in writing and signed by or on behalf of the party against which the modification is asserted.

(c)            Waiver of any provision hereof must be in writing signed by the party to be charged with the effect thereof. Waiver of any default or breach of this Agreement shall not be deemed a waiver of any other default or breach.

(d)            All section headings herein shall be only for purposes of reference and shall have no substantive significance.

(e)            This Agreement shall be governed by and construed in accordance with the laws of the State of Idaho. Each of the parties hereto, as to any legal action or proceeding arising out of or based upon this Agreement, (i) hereby submits to the jurisdiction of, and waives all objections to venue in, the courts of the State of Idaho, the United States District Court for Idaho and any court from which an appeal might be taken from such courts and (ii) agrees that in the event that service cannot be made upon him or it in any such proceeding by personal service within the State of Nevada, service may be effected by mail to him or it in the same manner as notices are required to be given to him or it under subsection (a) above.

(f)            Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable laws; should any portion of this Agreement be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement, furthermore, the entirety of this Agreement shall continue in full force and effect in all other jurisdictions and said remaining portions of this Agreement shall continue in full force and effect in the subject jurisdiction as if this Agreement had been executed with the invalid portions thereof deleted.

(g)          All of the terms, conditions, warranties and representations contained in this Agreement shall survive, in accordance with their terms, delivery by the Selling Stockholders of the consideration to be given by him hereunder and delivery by Buyer of the consideration to be given by them hereunder, and shall survive the execution hereof and the Closing hereunder.

(h)         All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

9

If to the Company, to:

Jeffery Crandall, President

Xtreme Technologies, Inc. 11495 Warren St.

Hayden, ID 83835

Fax

With a copy sent contemporaneously to:

Owens & Crandall, PLLC

8596 N. Wayne Dr., Ste. A

Hayden, Idaho 83835

Fax #: 208-667-1939

If to the Buyer, to:

Robert Eakle, President

Alkame Holdings, Inc. 3

651 Lindell Rd. Suite D #356

Las Vegas, NV 89103

Email: robert.eakle@alkamewater.com

With a copy sent contemporaneously to:

Scott Doney, Esq.

Cane, Clark, LLP

3273 E. Warm Springs Rd.

Las Vegas, NV 89120

Fax : 702-944-7100

Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, three (3) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched.

(remainder of page left intentionally blank)

10

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Buyer:		Seller(s):
Alkame HoldingsAlkame Holdings, Inc.		Xtreme Technologies, Inc.
By:	/s/ Robert K. Eakle	By: /s/ Jeffrey J. Crandall
Title:	CEO and President	Title: President/ CEO
Date:	4/21/14	Date:4/21/14

 EXHIBIT “A”

NONDISCLOSURE AND NON-CIRCUMVENTION AGREEMENT

The undersigned, (hereinafter “Principal”), a primary shareholder and former director and officer of Xtreme Technologies, Inc., an Idaho corporation, d/b/a Advanced Hydration Technology and Bio2 Pet Labs, or any of their successors, assigns and affiliated companies (hereinafter “Company”), in consideration of the sale of the capital stock of Company to Alkame Holdings, Inc., a Nevada corporation (“Buyer”), hereby agrees and covenants as follows:

1.                  Nondisclosure.

(a)                The Principal acknowledges that, in the course of Company’s relationship with Buyer, they have had access to certain confidential and/or non-public information pertaining to Buyer, including without limitation, trade secrets, know-how, formulas, marketing plans, financial information, processes, policies, formulas, creations, designs, materials, techniques, patents, technologies, compositions, improvements, ideas, specifications, or other information relating to Buyer. All information, and all documents, records, notebooks, drawings, photographs, and any repositories or representations of such information, in whatever form or media, and whether or not specifically labeled confidential, are hereinafter referred to as “Confidential Information”. The Principal, on behalf of themselves and each of their respective employees, agents, representatives, and affiliate, agrees that from the date hereof keep secret and confidential and shall not in any manner disclose or exploit any Confidential Information other than to those specific individuals who are required to obtain such Confidential Information for the purpose of performing their obligations under this Agreement. The Principal agrees that they, and their respective employees, agents, representatives, and affiliates will hold in strict trust and confidence all such Confidential Information, that neither they nor any of their respective employees, agents, representatives, or affiliates will use such Confidential Information for any purposes whatsoever other than in the course of performance of their respective obligations under this Agreement. Neither the Principal nor any of their respective employees, agents, representatives or affiliates shall copy, reproduce, sell, reveal, use or otherwise disclose any such Confidential Information to any persons or entity whatsoever except in the course of performance of their respective obligations under this Agreement.

(b)               Upon consummation of the transaction described above, the Principal shall warrant, represent and certify that they have (i) not and will not use any Confidential Information other than in the course of their relationship with Buyer, (ii) deleted all Confidential Information from all personal computers and (iii) return to Buyer all paper or other hard copies of any and all Confidential Information in their possession or control.

(c)                The Principal acknowledges that any breach by them or their employees, agents, representatives, or affiliates, of any provision of this Agreement, would cause great and irreparable harm to Buyer, which harm could not reasonably be reduced to monetary damages. Accordingly, in addition to whatever other rights Buyer may have in the event of such breach, Buyer shall have the right to specific performance or an injunction or similar relief prohibiting further breach of this Agreement by the Principal or their respective employees, agents or representatives, or affiliates.

2.          Non-Competition.

(a)                For a period of three (3) years following the Closing Date, the Principal will not, as a principal, agent, employee, consultant, officer, director, investor, joint venture participant or partner of any person, firm, corporation or business entity other than Buyer, directly or indirectly, without the express prior written consent of Buyer: (1) engage or participate in any business whose products or services are competitive with that that of the Principal; (2) aid or counsel any other person, firm, corporation or business entity to do any of the above; (3) become engaged by a firm, corporation, partnership or joint venture which competes with the business of the Principal; or (4) approach, solicit business from, or otherwise do business or deal with any customer of the Principal in connection with any product or service competitive to any provided by the Principal.

(b)               For a period of two (3) years following the Closing Date, the Principal will not solicit, encourage, or cause others to solicit or encourage any employees, independent contractors, or clients of the Principal to terminate their employment, contractual, or client relationship with the Principal or Buyer.

(c)                The Principal believes that the restrictions placed on them, in the light of all the consideration paid and circumstances surrounding this transaction and the nature of Buyer’s and the Principal’s business, are reasonable as to scope, period of time and geographical area. Nevertheless, it is the intent of the parties that this Agreement be enforceable and restrict the Principal only to the extent permitted by law. In the event any court of competent jurisdiction finds any provision of this Agreement unlawfully onerous or oppressive, the parties will stipulate and agree to such modification of the terms of this Agreement as such court shall consider appropriate and shall not claim that this Agreement is void or voidable.

3.                  Attorney’s Fees. In the event that any litigation or other legal action should be required by reason of any of the terms or provisions of this Agreement, Principal shall agree to submit to exclusive jurisdiction and venue in Kootenai County, Idaho, and Company shall be entitled to reasonable attorneys' fees and costs in connection with such litigation or legal action.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of this___day of___ , 2014.

(Name of Principal)

11